23 (a)                       Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-07275 of Glenbrook Life and Annuity Company on Form S-3 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Glenbrook Life and Annuity Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 6, 2001

23 (b)  Consent of Foley & Lardner




                                   CONSENT OF
                                 FOLEY & LARDNER


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 5 to the Form S-3 Registration Statement of Glenbrook Life and Annuity Company (File No. 333-07275).



                       /s/ FOLEY & LARDNER
                           ---------------
                           FOLEY & LARDNER


Washington, D.C.
April 4, 2001